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                              EXHIBIT (21)(a)
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                                                           Exhibit (21)(a)

                  SUBSIDIARIES OF CMS ENERGY CORPORATION
                           at December 31, 1994


                                       Percent Voting
                                        Stock Owned
                                        by CMS Energy      Incorporated
                                       --------------      ------------

Consumers Power Company ("CPCo")          100                 Michigan

     Michigan Gas Storage Company          0                  Michigan
     (100% Owned by CPCo)*

CMS Enterprises Company                   100                 Michigan


* Subject to regulation by FERC
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